UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

WORLD ENERGY SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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World Energy Solutions, Inc.

April 20, 2009

Dear Stockholder:

We cordially invite you to attend our 2009 Annual Meeting of Stockholders, which will be held on Thursday, May 21, 2009 at 10:00 a.m. at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608.

On the pages following this letter you will find the notice of our 2009 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice.  We have also enclosed your proxy card and our annual report for the year ended December 31, 2008.

Your support of our efforts is important to the other directors and to me regardless of the number of shares you own. I hope you will vote as soon as possible.  If you are a stockholder of record, you may vote by completing, signing and mailing the enclosed proxy card in the envelope provided.  If your shares are held in “street name” – that is, held for your account by a broker or other nominee – you will receive instructions from the holder of record that you must follow for your shares to be voted.

Following completion of the scheduled business at the 2009 Annual Meeting, we will review our business and answer questions from stockholders. We hope that you will be able to join us on May 21st.

Sincerely,
/s/ Richard Domaleski
RICHARD M. DOMALESKI Chief Executive Officer

WORLD ENERGY SOLUTIONS, INC.
446 Main Street
Worcester, MA 01608

___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2009

___________

To the Stockholders of
World Energy Solutions, Inc.

Notice is hereby given that the 2009 Annual Meeting of Stockholders of World Energy Solutions, Inc., a Delaware corporation, will be held at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608, on Thursday, May 21, 2009, at 10:00 a.m., local time, for the following purposes:

1.     To elect one Class III director to our Board of Directors, to hold office until our 2012 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified; and
2.     To ratify the selection of UHY LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 1, 2009 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ James Parslow
JAMES PARSLOW Secretary

Worcester, Massachusetts
April 20, 2009

WORLD ENERGY SOLUTIONS, INC.

___________

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2009

PROXY STATEMENT

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of World Energy Solutions, Inc. for use at our 2009 Annual Meeting of Stockholders to be held on Thursday, May 21, 2009 at 10:00 a.m., local time, at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 and at any adjournment or postponement of the Annual Meeting.

We are mailing this proxy statement and the enclosed proxy on or about April 20, 2009 to our stockholders of record as of April 1, 2009. We are also mailing our Annual Report for the fiscal year ended December 31, 2008 to such stockholders concurrently with this proxy statement.  We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Please address all such requests to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA  01608.

Only stockholders of record at the close of business on April 1, 2009 are entitled to receive notice of and to vote at the Annual Meeting. Each share of our common stock, par value $0.0001 per share, outstanding on the record date is entitled to one vote. As of the close of business on April 1, 2009, there were outstanding and entitled to vote 8,517,305 shares of common stock including 79,014 shares of outstanding restricted stock that are not vested.  Our reverse stock split was completed on a one for ten basis effective March 27, 2009, so that every ten shares outstanding are now equal to one share.  Share amounts discussed herein have been adjusted to reflect this share consolidation.

If your shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.  Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

The presence, in person or by proxy, of outstanding shares of common stock representing one-third of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at our Annual Meeting.  Shares that reflect abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The nominee for director receiving the highest number of votes “FOR” election will be elected as director.  You may vote for the director nominee or withhold your vote from the director nominee.  Votes that are withheld and broker non-votes will not be included in the vote tally for the election of the director and will have no effect on the results of the vote.

Ratifying the selection of UHY LLP as our independent registered public accounting firm for 2009 requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and voting on that proposal.  If you abstain on the proposal, your shares will be counted for the establishment of a quorum but will not be voted on the proposal.  Further, broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether the proposal has been approved.  As a result, abstentions and broker non-votes will not affect the results of a vote on the ratification of the selection of UHY LLP as our independent registered public accounting firm for 2009.  None of the matters described above to be acted upon at our Annual Meeting will result in rights of appraisal by stockholders or similar dissenters’ rights.

Shares represented by duly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.  If no instructions are given, properly executed proxies will be voted “FOR” the election of the nominee named herein for director, and “FOR” the ratification of the selection of UHY LLP as our independent registered public accounting firm for the current fiscal year.

You may revoke your proxy at any time before it is voted on any matter by (1) giving written notice of such revocation to the Secretary of the Company at the address set forth below, (2) signing and duly delivering a proxy bearing a later date, or (3) attending our Annual Meeting and voting in person. Your attendance at our Annual Meeting will not, by itself, revoke your previously submitted proxy.  If you are not a record holder of your shares, you may only revoke your proxy in accordance with the instructions provided to you by your bank or brokerage firm.

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and we may be required to reimburse them for their reasonable expenses.

Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named as proxies will vote the proxies, insofar as the proxies are not limited to the contrary, in regard to such other matters, as seems to them to be in the best interest of the Company and its stockholders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Our principal executive offices are located at 446 Main Street, Worcester, Massachusetts 01608.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes.  Following this annual meeting we expect there will be two Directors in Class I, two Directors in Class II and one Director in Class III.  Directors serve for three-year terms with one class of Director being elected by the Company’s stockholders at each Annual Meeting.

At the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Mr. Richard Domaleski for re-election.  Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Domaleski as Director. If elected, the nominee will serve until our 2012 Annual Meeting of Stockholders and until such director's successor has been duly elected and qualified. Management does not contemplate that the nominee will be unable to serve, but in that event, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board.

Our Board of Directors recommends that stockholders vote “FOR” the election of the nominee as a director of World Energy Solutions, Inc.

INFORMATION AS TO DIRECTORS

Set forth below is the name and age of each member of our Board of Directors, including the nominee for director, his principal occupation for at least the past five years, the year each became a member of our Board of Directors and certain other information. The information is current as of February 20, 2009.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since

Class III Director: Term expires at 2009 Annual Meeting of Stockholders; Nominee for Re-Election
Richard Domaleski	39	Mr. Domaleski has served as our Chief Executive Officer since 1999 and as our President from 1999 to 2007. Mr. Domaleski is responsible for our strategic vision and sales execution. In 1996, Mr. Domaleski co-founded our predecessor business, Oceanside Energy, Inc., which was one of the first reverse auction businesses to take advantage of utility deregulation and one of the first aggregators to be granted a FERC tariff, and which became our wholly-owned subsidiary in 2000. Mr. Domaleski is the nephew of Mr. Wolfe.	1999
Class I Directors: Term expires at 2010 Annual Meeting of Stockholders
Thad Wolfe	66

Since September 2008, Mr. Wolfe has been the owner of Polaris Results LLC and an independent contractor working with QinetiQ-North America, Thomas Group, Inc., The Durango Group, and Booz Allen Hamilton. Prior to that. Mr. Wolfe worked full-time as Air Force Practice Leader with the Thomas Group, Inc., a professional services firm.  From 1999 to February 2007, Mr. Wolfe had been employed with SAIC in various roles, including as a business unit general manager and as account manager for the North American Aerospace Defense Command (NORAD) and United States Northern Command (USNORTHCOM). Mr. Wolfe served over 31 years in the United States Air Force, retiring in 1996 as a Lieutenant General. Mr. Wolfe is the uncle of Mr. Domaleski.

			2007

Patrick Bischoff	40
Since the fall of 2007 to the present, Mr. Bischoff has been the Managing Director and founder of Luminor Ventures, Inc., a consulting and angel investment firm.  Since April 2001 to the present, Mr. Bischoff has been the Managing Director and founder of Spinnaker Ventures LLC, an investment company owned by a trust for the benefit of Mr. Bischoff’s children, which makes venture capital investments.  Mr. Bischoff served as Managing Director, Electronic Products, for Crocodiles not Waterlillies LLC, a children’s media and entertainment company from August 2004 until December 2005. From August 2002 to April 2003, he was a senior partner of Esotera Group Inc., a human capital consulting and research company. Mr. Bischoff co-founded Saba Software Inc. in 1996 and held various positions with the company through 2001.

			2004
Class II Directors: Term expires at 2011 Annual Meeting of Stockholders
Edward Libbey	62	From October 2006 to present, Dr. Libbey has been the co-owner and principal of Edward Libbey Consultants Limited, an energy advisory and recruitment consulting firm. Prior to that, Dr. Libbey worked with KMC International where he had been a consultant from April 2003 to July 2006, and prior thereto was a consultant with Preng & Associates from May 1999 to April 2003. Dr. Libbey also worked at British Petroleum for over 20 years in senior management roles in supply, logistics and oil trading in the USA, UK and continental Europe. Dr. Libbey is currently the chairman of our Board of Directors.	1999
John Wellard	62	From March 1996 to April 2005, Mr. Wellard was employed with Union Gas Limited in various capacities, including as its President from May 2003 to December 2004. He also served Union Gas Limited at various times as a Senior Vice President of Sales and Marketing & Business Development, Vice President of Sales and Marketing, Senior Vice President of Asset Management and Vice President of Operations.	2006

DIRECTOR COMPENSATION

Members of our Board of Directors who were employees of World Energy received no compensation for their service as directors.  In 2008, each of our non-employee directors was compensated for their service as directors, and in 2009, each of our non-employee directors will be compensated for their service as directors as follows:

	2008 ($)	2009 ($)
Annual retainer	15,000	15,000
Regularly scheduled Board meetings attended in person	1,500	1,500
Regularly scheduled committee meetings attended in person	1,500	1,500

For 2009, each such director was provided the irrevocable option, at his sole election, to be compensated for all or a portion of his annual retainer and/or fee for in-person attendance at regularly scheduled Board and committee meetings in an equivalent dollar value of shares of common stock in lieu of cash, provided that such election was made prior to December 31, 2008. Mr. Wolfe elected to be paid 100% of his annual retainer and in-person meeting attendance fees in common stock of the Company,  Mr. Wellard elected to be paid 100% of his annual retainer in common stock of the Company, and Mr. Libbey elected to be paid 66.66% of his annual retainer in common stock of the Company.  On the date of the regularly scheduled Board meetings we set the price of the common stock to equal the greater of the current day’s closing price of our common stock on the Toronto Stock Exchange or the weighted average closing price of our stock over the five previous trading days as required by applicable Canadian law.

Directors do not receive any additional compensation for participation in meetings held by telephone conference call.  We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and for fees and reasonable out-of-pocket expenses for their attendance at director education seminars and programs they attend at the request of the Board.

The following table contains information on compensation earned by the non-employee members of our Board of Directors during the fiscal year ended December 31, 2008.

2008 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)

John Wellard	28,500	—	—	—	28,500

Edward Libbey	28,500	—	—	—	28,500

Patrick Bischoff	21,000	—	—	—	21,000

Thad Wolfe	28,500	—	—	1,200(4)	29,700

(1)
Richard Domaleski, one of our directors, is also our Chief Executive Officer and a named executive officer. Mr. Domaleski does not receive any additional compensation as a director.  See “Summary Compensation Table” below for disclosure relating to his compensation.

(2)
There were no restricted stock awards granted to directors in 2008, and, with respect to stock awards, no dollar amounts were recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R.

(3)
There were no stock options granted to our non-employee directors during 2008, and with respect to stock options, no dollar amounts were recognized for financial statement reporting purposes under FAS 123R for the year ended December 31, 2008.  At December 31, 2008, Mr. Libbey held stock options to purchase 30,000 shares of our common stock at an exercise price of $.25 per share.  These options were granted in 2003 and were fully vested prior to 2008.  There were no other stock options held by non-employee directors.

(4)	This figure represents consulting fees paid by the Company to Mr. Wolfe.

CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and other public companies. We also review guidance and interpretations provided from time to time by the Securities and Exchange Commission, or the SEC, and under Canadian securities laws and consider changes to our corporate governance policies and practices in light of such guidance and interpretations.  Our shares are not listed on a U.S. exchange and therefore are not subject to certain corporate governance and disclosure requirements required of companies that are listed on a U.S. exchange.  However, we believe that our corporate governance policies and practices comply with corporate governance and disclosure requirements of companies listed on a U.S. exchange.

Role of Our Board of Directors

Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects our chief executive officer who serves at the discretion of the Board.  The Board may appoint other executive officers from time to time as it deems appropriate.  There are no family relationships among any of our directors or officers except as noted above.

Members of our Board keep informed about our business through discussions with our chief executive officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings, by participating in meetings of the Board and its committees, and by making other inquiries as they consider appropriate from time to time. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.

Our Board met nine times during 2008.  During 2008, each director attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.

Performance of Our Board

Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees.  Our Board and each of its standing committees conduct annual self-evaluations. The Corporate Governance and Nominating Committee oversees our Board’s self-evaluation process.  The results of each committee’s annual self-evaluation are reported to the full Board.

Business Ethics and Compliance

We have adopted a Code of Business Conduct and Ethics applicable to all officers, employees and Board members. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of our website at www.worldenergy.com, and a print copy will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to our Chief Executive Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Independence of Non-Employee Directors

Pursuant to Canadian securities laws, Canadian reporting issuers are required to have a majority of independent directors.  The Canadian securities laws generally provide that a director will not be independent unless such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).   In addition, a director is not independent if (1) the director is, or has been within the last three years, employed by us, is, or an immediate family member is, or has been within the last three years, one of our executive officers, (2) the director, or a member of the director’s immediate family, who is employed as an executive officer has received during any twelve-month period within the last three years more than C$75,000 (approx. US$60,000) in direct compensation from us other than director and committee fees and pension or other deferred compensation, (3) the director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time, (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where one of our executive officers at the same time serves or served on the compensation committee of such company.  In addition, SEC rules require that a majority of our Board be independent as defined under the rules of a United States national securities exchange.  Accordingly, our Board has determined that a majority of its members are “independent” as that term is defined under the applicable NASDAQ rules.

Our Board has reviewed all relationships between World Energy and each non-employee director to determine compliance with the Canadian and United States securities laws described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence.  As part of its review of Mr. Bischoff’s independence, the Board considered the prior consulting arrangement between World Energy and Mr. Bischoff and determined it constituted a material relationship that could affect Mr. Bischoff’s independence.  Based on its review, the Board determined that Dr. Libbey, Mr. Wellard and Mr. Wolfe are independent directors.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties.  Communications should be in writing and addressed to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608 and marked to the attention of the Board or any of its committees, individual directors or non-management directors as a group. All correspondence will be forwarded to the intended recipient(s).

Annual Meeting Attendance

Directors are encouraged to attend our annual meetings of stockholders.

Committees of the Board

Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable rules of the SEC and Canadian securities laws, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.  The Board has adopted a written charter for each standing committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee in the “Investor Relations” section of our website at www.worldenergy.com, and print copies will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. The Board also may appoint from time to time ad hoc committees to address specific matters.

Audit Committee.    The members of our Audit Committee are Messrs. Libbey, Wellard and Wolfe, all of whom are independent.  Dr. Libbey is our audit committee financial expert. The Audit Committee met five times in 2008. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities for oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee will, among other things, independently monitor our financial reporting process and internal control systems, review our financial statements to ensure their quality, integrity and compliance with accounting standards, ensure the adequacy of procedures related to such review and oversee the work of our external auditors.  The Audit Committee is separately designated and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee.    The members of our Compensation Committee are Messrs.  Libbey, Wellard and Wolfe.  The Compensation Committee met twice in 2008.  The Compensation Committee is responsible for overseeing the discharge of the Board’s responsibilities related to compensation of our directors, executive officers and senior management. The Compensation Committee will, among other things, review the adequacy of compensation, review and approve corporate goals and objectives relevant to compensation and make recommendations regarding compensation of the Chief Executive Officer and our other directors and officers. The Compensation Committee will assess all aspects of compensation including salaries, bonuses, long-term incentive compensation and other performance based incentives, taking into account industry comparables to ensure that compensation is fair and reasonable.

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole, each corporate department and each executive.  Annual corporate goals are proposed by management and considered for approval by the Board of Directors at the end of each calendar year for the following year.  Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year.  Department goals are proposed by each department head and approved by the Chief Executive Officer.  Senior executive goals are discussed with the Chief Executive Officer and considered for approval by the Compensation Committee.  Annual salary increases, annual bonuses, and any stock awards granted to our executives are tied to the achievement of these corporate, department and individual performance goals.  The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Corporate Governance and Nominating Committee.    The members of our Corporate Governance and Nominating Committee are Messrs.  Libbey, Wellard and Wolfe.  The Corporate Governance and Nominating Committee met once in 2008.  The Corporate Governance and Nominating Committee is responsible for assisting the Board in discharging its responsibilities related to corporate governance practices and the nomination of directors. The Corporate Governance and Nominating Committee will, among other things, develop our corporate governance practices, recommend procedures to assist the Board in functioning cohesively and effectively, supervise our securities compliance procedures and have the authority to engage outside advisors where necessary. This committee is also responsible for recommending to the Board director nominees to be elected at stockholder meetings, taking into consideration the appropriate size of the Board, the competencies and skills required and whether each nominee can sufficiently fulfill his or her duties as a member of the Board.

The Corporate Governance and Nominating Committee will consider for nomination to the Board candidates recommended by stockholders.  Recommendations should be sent to the Corporate Governance and Nominating Committee, c/o James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608.  The deadline for making recommendations of director nominees for possible inclusion in our proxy statement for our 2010 Annual Meeting of Shareholders is described below under “Stockholder Proposals.”  Recommendations must be in writing and must contain the information set forth in the Company’s By-Laws. The minimum qualifications and specific qualities and skills required for a nominee for director are that the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.  In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee may consider potential candidates suggested by current directors, company officers, employees, third-party search firms and others.  The Corporate Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.  The Corporate Governance and Nominating Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 20, 2009, by:

•	each person or entity known by us to own beneficially more than 5% of either class of our common stock;

•	each of our directors and director nominees;

•	each of the executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and we have included all shares that the stockholder has the right to acquire within 60 days after February 20, 2009 through the exercise of stock options or any other right.  Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 20, 2009 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the percentages for any other stockholder.

Name of Beneficial Owner (1)	Number	Percentage of Shares Beneficially Owned (2)

Richard Domaleski / Roman Holdings Trust	1,914,500(3)	22.5%
Winslow Management Company LLC	1,177,415(4)	13.8%
Royce & Associates	688,220(5)	8.1%
Manulife Financial Corporation/Elliot & Page Limited	600,776(6)	7.1%
Philip Adams	235,000(7)	2.7%
Edward Libbey	189,844(8)	2.2%
Patrick Bischoff	92,433(9)	1.1%
James Parslow	42,375(10)	*
Eric Alam	39,217(11)	*
John Wellard	–	*
Thad Wolfe	–	*
All executive officers and directors (8 persons)	2,513,370(12)	28.9%
___________
*	Represents less than 1%

(1)
The address of each stockholder in the table is c/o World Energy Solutions, Inc., 446 Main Street, Worcester, Massachusetts 01608, except that the address of Roman Holdings Trust is 2935 Barrymore Court, Orlando, FL 32835, Winslow Management Company LLC is 99 High Street, 12th Floor, Boston, MA 02110, Manulife Financial Corporation/Eliot & Page Limited is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5, and Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019.

(2)
The number of shares and percentages has been determined as of February 20, 2009 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 8,520,794 shares of common stock were issued and outstanding, which includes 104,593 shares of restricted stock that are outstanding and not yet vested.

(3)
Consists of 964,500 shares held in the name of Mr. Domaleski and 950,000 shares held by Dana Domaleski and David T. Bunker, as co-trustees of the Roman Holdings Trust, of which Mr. Domaleski is the principal beneficiary.  Mrs. Domaleski and Mr. Bunker, as co-trustees, share voting and investment power with respect to the shares held by the Roman Holdings Trust.  The trustees disclaim beneficial ownership of these shares.

(4)	The amount shown and the following information are based on Schedule SC 13G/A filed with the Securities Exchange Commission on February 17, 2009 by Winslow Management Company, LLC.

(5)	The amount shown and the following information is based on a Schedule 13G/A filed with the SEC on January 30, 2009 by Royce & Associates, LLC.

(6)
The amount shown and the following information are based on a Schedule 13G/A filed with the SEC on February 10, 2009 by Manulife Financial Corporation and its indirect, wholly-owned subsidiary, Elliott & Page Limited.

(7)	Includes 85,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 20, 2009.

(8)
Includes 70,300 shares of common stock held in the name of Mr. Libbey’s wife, and 30,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 20, 2009.

(9)
Consists of shares held by Spinnaker Ventures LLC, of which Mr. Bischoff is the managing director and over which he holds voting and investment power.  Spinnaker Ventures LLC is owned by Bischoff Alaska LLC.  Mr. Bischoff’s children are the beneficiaries of the trust.  Mr. Bischoff disclaims beneficial ownership of these shares and is not a trustee of the Bischoff Alaska Irrevocable Trust and holds no voting or investment power.

(10)	Consists of 34,687 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 20, 2009.

(11)
Includes 10,000 shares of restricted stock that is outstanding and not yet vested at February 20, 2009 and 26,250 shares of common stock issuable upon the exercise of stock options within 60 days of February 20, 2009.

(12)
Includes 10,000 shares of restricted stock that is outstanding and not yet vested at February 20, 2009 and 175,937 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 20, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

At World Energy, integrity, trust, and personal responsibility are some of our core values.  We believe in the power of open disclosure and know the only way to build and strengthen our reputation and company is through honesty and trust.  The goal of our executive officer compensation program is the same as our goal in operating our company – to create long-term value for our shareholders.  We seek to develop a highly-motivated and collaborative workforce holding ourselves to the highest standards of ethical behavior and transparency.  We welcome the opportunity to share this Compensation Discussion and Analysis (CD&A) with our shareholders.  The Compensation Committee of our Board of Directors oversees our executive compensation program.   In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers.

   Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

▪	attract, retain and motivate the best possible executive talent;

▪	ensure executive compensation is aligned with our corporate strategies and business objectives;

▪
promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

▪	align executives' incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent.   In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as, establishment and maintenance of key strategic relationships, growth of our customer base, and financial and operational performance, as measured by metrics such as revenue and profitability.  We also may provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.  Given our Chief Executive Officer’s significant stockholdings, we have not granted any options to him this year. The focus with our other executive officers has been to issue large stock option grants at their date of hire with vesting over several years as opposed to issuing new grants on a periodic basis.

We compete with many other companies for executive personnel.  Accordingly, the Compensation Committee generally targets base salary and annual cash incentive bonuses for executives consistent with similarly situated executives of the companies in the peer group.  Variations to this general target may occur as dictated by the experience level of the individual and market factors.  Although 2007 base salaries for our Chief Executive Officer and President/Chief Operating Officer remained the same for 2007 as in 2006, those salaries increased in 2008. In determining appropriate salary increases for our Chief Executive Office, President/Chief Operating Officer, our Chief Financial Officer, and our SVP/Sales & Operations, our Human Resources department provided our Compensation Committee with compensation survey data from various peer companies, as identified below.  This data assists the Compensation Committee in defining annual base and cash incentive targets going forward.

   Process for Executive Compensation Determination

The Compensation Committee is responsible for developing and administering the compensation program for executive officers and other key employees.  All Compensation Committee recommendations are submitted to the full Board (excluding the CEO) for final vote and approval.

The CEO, with the assistance of our Human Resources department, makes annual recommendations to the Compensation Committee regarding the salaries, cash incentive payments and equity grants for key employees, including all executive officers with the exception of the CEO whose salary is determined by the committee.

•	Salary increase recommendations are made after a compilation and review of executive compensation survey data and an evaluation of individual performance over the prior year.

•	Annual cash incentive payments are primarily determined by our financial performance and individual objectives as defined below.

Our typical process for evaluating executive compensation consists of the Compensation Committee being provided with comprehensive information and data on the elements of executive pay for officers and other key employees from peer companies as noted below.  The Compensation Committee uses its judgment supported by facts and documentation in making compensation decisions that support our philosophy and objectives.  The Compensation Committee reviewed publicly available compensation data from alternative energy companies and comparable northeast-based public companies with revenue under $100 million.  For fiscal year 2008, these companies included:

Peer Company	2007 Annual Revenue
Bitstream, Inc.	$23.6
Comverge	$55.1
Enernoc	$60.8
Evergreen Solar	$13.4
LSB Corporation	$37.2

   Components of our Executive Compensation Program

The primary elements of our executive compensation program contain some or all of the following:

▪	base salary;

▪	annual cash incentive bonuses;

▪	equity awards;

▪	insurance, retirement and other employee benefits; and

▪	in some cases, severance.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.  Instead, in the event we institute long- and short-term compensation targets, the Compensation Committee will determine what it believes to be the appropriate level and mix of the various compensation components.  The Compensation Committee will utilize peer company data, where available, to assist its efforts to determine such compensation structure.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives.  When establishing base salaries for 2008, the Compensation Committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the individual’s unique skills, the base salary of the individual at his or her prior employment, if applicable, and the available market of other people with sufficient skills, experience and abilities.  Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels of our executive officers after taking into account individual responsibilities, performance and experience.   In 2008, we increased our Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer and SVP/Sales & Operations’ salaries from 2007. In 2008, after careful consideration of peer company salary ranges and no salary increases for the prior year for our Chief Executive Officer and President/Chief Operating Officer, the Compensation Committee decided an annual base salary increase was warranted for our top executives. Peer data continues to show 2008 base salaries were within the lower to mid-quartile of peer salary range data.

Average Base Salaries from Peer Companies
CEO	$330,000
President/COO	$273,000
CFO	$222,000
SVP/Sales & Operations	$206,000

World Energy 2008 Base Salaries
CEO	$250,000
President/COO	$235,000
CFO	$190,000
SVP/Sales & Operations	$225,000

Our Human Resources department uses executive compensation survey data to gauge the market competitiveness of our senior executives’ salaries.  Recommendations for consideration are made by the CEO and presented to the Compensation Committee and full Board for approval.  For 2008, we compared our compensation data to that of our peers using publicly available survey data provided by independent parties including:

•	The Survey Group 2007 Executive Compensation Survey, a comprehensive survey reporting on New England based companies’ executive compensation data.

•	Mercer Benchmark Database 2007 Executive Survey Data, a national survey reporting on companies with less than $900 million in revenue.

•	Economic Research Institute, Inc., a regional survey reporting on companies in the northeast region.

All three surveys provided comprehensive data on executive compensation for our four executive officers.  We also selected and reviewed publicly available data from alternative energy companies and other local public companies with revenue under $100 million. These companies include Enernoc, Inc., Comverge, Evergreen Solar, LSB Corporation, and Bitstream, Inc.

Annual Cash Incentive Bonus

We have an annual cash incentive bonus plan for our executives.  The annual cash incentive bonuses are intended to compensate for the achievement of both company strategic, operational and financial goals and individual performance objectives.  Amounts payable under the annual cash incentive bonus plan are fixed dollar targets, with higher ranked executives typically being compensated at a higher dollar value.  Bonus targets for 2008 were given equal weight in the bonus analysis. The corporate targets generally conform to the business plan approved by the Board relating to revenue, and income goals, as well as an individual strategic initiative such as securing a key strategic deal that results in materially altering the profile of the Company or attaining third party financing, if needed.  Individual objectives may also be tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort.   The Compensation Committee approves the Company and individual performance goals for each executive, the weighting of various goals for each executive and the determination of potential bonus amounts based on achievement of those goals.

The Compensation Committee works with the Chief Executive Officer to develop corporate and individual goals that they believe can be reasonably achieved over the next year.  To date, these have been task specific goals aligned with the Company’s business plan.  We expect to continue to tie our executive bonuses to successful completion of our strategic initiatives and attaining corporate financial targets such as revenue and income.  The committee anticipates that this model will evolve as the Company continues to grow.

For fiscal year 2008, bonus target parameters and the percentage of completion of those parameters for our executive team were defined as follows:

2008 Corporate and Individual Bonus Targets	CEO	Pres/COO	CFO	SVP/Sales& Ops

Attain $16mm in revenue	75%	75%	n/a	75%
Not exceed $6.7mm in loss	75%	75%	n/a	n/a
Successful execution of critical deal - RGGI	100%	100%	100%	n/a
Accounting Integration of EnergyGateway Acquisition	n/a	n/a	100%	n/a
Successful Completion of Sarbanes-Oxley Testing	n/a	n/a	100%	n/a
Development of Management Reporting Suite	n/a	n/a	0%	n/a
Integrate Two Operations Teams	n/a	n/a	n/a	100%
Define Sales Compensation Structure	n/a	n/a	n/a	100%

Cash incentive bonus participants are eligible for bonus payments ranging from 0% to 150% of their targets.  The target bonus awards for 2008 for the named executive officers were: $150,000 for Mr. Domaleski, $125,000 for Mr. Adams, $75,000 for Mr. Parslow, and $100,000 for Mr. Alam.  Based upon an analysis by our Compensation Committee of the completion of the above bonus target parameters for our four executive officers, and following a recommendation by our Chief Executive Officer with respect to our President/Chief Operating Officer, Chief Financial Officer and SVP/Sales & Operations, the Compensation Committee recommended and the Board approved the following 2008 bonus payments. Mr. Domaleski, Mr. Adams, and Mr. Parslow were awarded 75% of their 2008 bonus target and Mr. Alam was awarded 90% of his 2008 bonus target.

The Compensation Committee used its discretion to award final bonus percentage payments as related to the above identified targets realizing tremendous efforts were undertaken to attain the revenue realized in 2008 and to enhance the internal operations of the organization.  Given the solid efforts of our executives this past year, the Compensation Committee felt it was justifiable to pay slightly higher bonuses than the actual average of bonus targets attained.

Equity Award

Our equity award program is the primary vehicle for offering long-term incentives to our President & Chief Operating Officer, Chief Financial Officer, and SVP/Sales & Operations.  We believe that equity grants provide these executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders.  In addition, the vesting feature of our equity grants is intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.  In determining the size of equity grants to our executives, our Compensation Committee considers comparable share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of the Chief Executive Officer.

 We have typically made initial equity awards to new executives in the form of stock options.  In 2008, we made an annual equity grant to our Chief Financial Officer and our SVP/Sales & Operations as part of their overall compensation program.  The Chief Executive Officer recommended and the Board approved a 2008 grant of 12,000 options to Mr. Parslow and 10,000 shares of restricted stock, as well as 40,000 options to Mr. Alam in an effort to align their total compensation package, specifically the equity component, with that of peer group Chief Financial Officers, SVP/Sales & Operations, and our Executive Officers.  This grant and all grants of options or restricted stock to our executives are initially approved by the Compensation Committee and further approved by the entire Board.

The Compensation Committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives.  We intend that the annual aggregate value of these awards will be set near median levels for companies in our compensation peer group.  Typically, any new stock we grant to our executives vest at a rate of 25% per year over the first four years of the seven-year option term.  Vesting ceases upon termination of employment.  Exercise rights cease shortly after termination of employment except in the case of death or disability.

We do not currently have a policy to grant awards annually to our executive team, although the Compensation Committee and Board may adopt such a policy in the future.  We set the exercise price of all stock options to equal the greater of the current day’s closing price of our common stock on the Toronto Stock Exchange or the weighted average closing price of our stock over the five previous trading days as required by applicable Canadian law.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including medical and dental insurance, life and disability insurance, a 401(k) Plan, and a Flexible Spending Account.   Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.   The 401(k) Plan has a Company contribution provision, which is subject to the Board’s discretion.  To date, no Company contributions have been made to the Plan.  The below table sets forth our general benefit package.

Benefit or Perquisite	All Full-Time Employees	Named Executive Officers

Automobile Allowance	Not Offered	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Employee Stock Purchase Plan	Not Offered	Not Offered
Health Insurance	x	x
Life Insurance	x	x
Long-Term Disability	x	x
Paid Time-Off	x	x
Retirement Savings Plan	x	x
Short-Term Disability	x	x
Tax Planning and Preparation	Not Offered	Not Offered
Flexible Spending Account	x	x

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with certain of the named executive officers certain material terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Adams, effective as of October 1, 2003, Mr. Adams is to be paid a monthly base salary, subject to adjustments from time to time, and is eligible to participate in all bonus and benefit programs including the stock option plan. Mr. Adams was also granted incentive stock options exercisable to purchase 125,000 shares of common stock. In the event that Mr. Adams’ employment is terminated by us for reasons other than for cause, he is entitled to receive a severance package of six months’ salary at his then current rate of pay. Based on Mr. Adams’ current annual salary of $235,000, this severance would exceed $100,000. Mr. Adams has also entered into a non-competition and non-solicitation agreement with us, the terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Parslow effective May 15, 2006, Mr. Parslow is to be paid a monthly base salary, and is eligible to participate in all bonus and benefit programs. Upon hire, Mr. Parslow was also granted incentive and non-statutory stock options exercisable to purchase up to 45,000 shares of common stock. Mr. Parslow has also entered into a non-competition and non-solicitation agreement, the terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Alam, effective as of May 17, 2007, Mr. Alam is to be paid a monthly base salary, subject to adjustments from time to time, and is eligible to participate in all bonus and benefit programs including the stock option plan. Mr. Alam was also granted non-statutory stock options exercisable to purchase 60,000 shares of common stock. In the event that Mr. Alam’s employment is terminated by us for reasons other than for cause, he is entitled to receive a severance package of six months’ salary at his then current rate of pay. Based on Mr. Alam’s current annual salary of $225,000, this severance would exceed $100,000. Mr. Alam has also entered into a non-competition and non-solicitation agreement with us, the terms of which are summarized below.

The non-competition and non-solicitation agreement for each of Messrs. Adams and Parslow provides that for a period of one year following the termination or cessation of employment with us, and for Mr. Alam provides that for a period of six months following termination or cessation of employment with us, the employee will not (i) engage in a business that competes with our business; (ii) directly or indirectly solicit any of our employees; or (iii) directly or indirectly solicit, hire or engage as an independent contractor any person who was employed by us during the employee’s term of employment with us.

We do not currently have an employment agreement with our CEO. The CEO’s compensation is determined by the Compensation Committee of the Board which considers a variety of factors described in the Compensation Discussion and Analysis section above. We believe that the CEO’s significant shareholdings align the interests of the CEO with those of the Company as a whole.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid in any taxable year to our chief executive officer and certain other highly compensated executive officers.  However, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of World Energy and its stockholders after taking into consideration changing business conditions and the performance of its employees.  The Compensation Committee expects that the majority of compensation paid to our executive officers will be tax deductible to us.

EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2008, the names, ages, positions held with us and principal occupations and business experience for at least the last five years of each of our executive officers.

Name	Age	Position with the Company	Principal Occupation

Richard Domaleski	39	Director and Chief Executive Officer	Chief Executive Officer of the Company
Philip Adams	50	President and Chief Operating Officer	President and Chief Operating Officer of the Company
James Parslow	43	Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Treasurer and Secretary of the Company
Eric Alam	46	Senior Vice President, Sales & Operations	Senior Vice President, Sales & Operations of the Company

Richard Domaleski.  (Please see “Information as to Directors”).

Philip Adams.  Mr. Adams has served as our President since October 2007 and Chief Operating Officer since October 2003, and oversees our corporate strategy, operations, marketing, direct and channel sales, finance, IT, and human resources functions. Prior to joining us, from September 2001 to October 2003, Mr. Adams was a principal of Go2 Market Momentum, LLC, a consulting firm to emerging companies. Prior to that, Mr. Adams was a senior executive at software and internet companies including Exchange Applications, Inc., Pegasystems, Inc., Corporate Software, Inc., Rowe Communications, Inc., and PC Connection, Inc. Mr. Adams also worked as a strategy consultant at Corporate Decisions, Inc., a company subsequently acquired by Mercer Consulting Inc.

James Parslow.  Mr. Parslow joined the Company in May 2006 and serves as our Chief Financial Officer, Treasurer and Secretary. Mr. Parslow is a Certified Public Accountant in Massachusetts with over 20 years experience serving private and public companies in the alternative energy, biomedical products and services, online auction services and high technology manufacturing industries. Since April 2004 until joining us in 2006, Mr. Parslow was the Chief Financial Officer and Treasurer for Spire Corporation. Prior to joining Spire, Mr. Parslow was an independent financial consultant from January 2003 to March 2004. Prior to that, Mr. Parslow served as a senior financial officer at high technology, alternative energy, manufacturing and internet companies, including Fairmarket, Inc. (now Dynabazaar, Inc.) and two former public subsidiaries of Thermo Electron Corporation: Thermo Power Corporation and Thermo Ecotek Corporation.

Eric Alam.  Mr. Alam joined the Company as Senior Vice President, Marketing in May 2007 and became Senior Vice President, Sales & Operations in February of 2008. Mr. Alam is responsible for all facets of the Company’s sales and operations programs. Mr. Alam served as the President of The Gardner Group, an executive consulting firm, from January 2006 to May 2007. From March 2004 to December 2006, Mr. Alam was employed at Commerce Energy Group, in sales roles. In addition, he was a co-founder of Skipping Stone, an energy consulting firm that was recognized with several fastest-growing company awards and a national Entrepreneur of the Year award.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation earned for the fiscal year ended December 31, 2008 of the individuals who served as our principal executive officer and principal financial officer in 2008 and our only other executive officers during the fiscal year ended December 31, 2008.  Such persons are referred to as our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Domaleski Chief Executive Officer	2008 2007 2006	$250,000 212,500 212,704	$112,500 125,000 75,000	— — —	— — —	$362,500 337,500 287,704

Philip Adams President and Chief Operating Officer	2008 2007 2006	225,000 212,500 212,704	93,750 100,000 75,000	— — —	— — —	318,750 312,500 287,704

James Parslow Chief Financial Officer	2008 2007 2006	190,000 175,000 95,395(2)	56,250(4) 85,000 55,000	60,625 56,266 18,296	101 — —	306,976 316,266 168,691

Eric Alam Senior Vice President, Sales & Operations	2008 2007	223,558 132,505(3)	90,000(4) 75,000	131,023 50,019	101 20,000(5)	444,682 277,524

(1)
The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123R.  A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 3, 2009.

(2)	Mr. Parslow joined as our Chief Financial Officer during 2006. His annualized base salary was $150,000.

(3)	Mr. Alam joined us as our Senior Vice President, Marketing in May 2007 and was promoted to Senior Vice President, Sales & Operations in February 2008. His annualized base salary in 2007 was $212,500.

(4)
Each of the named executive officers was provided the irrevocable option, at his sole election, to be compensated for all or a portion of their respective annual bonus in an equivalent dollar value of shares of common stock in lieu of cash. Both Mr. Parslow and Mr. Alam elected this option for a portion of their bonuses.  On January 22, 2009, Mr. Parslow received 12,391 shares of common stock of the Company at $3.40 per share which represents 75% of his 2008 bonus total.  On January 22, 2009, Mr. Alam received 4,405 shares of common stock of the Company at $3.40 per share which represents approximately 17% of his 2008 bonus total.

(5)	Mr. Alam received a sign-on bonus upon his joining the Company.

Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2008 to the named executive officers.

2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Richard Domaleski	—	—	—	—

Philip Adams	—	—	—	—

James Parslow	12/5/08	12,000(2)	2.00	14,536

Eric Alam	12/5/08	40,000(2)	2.00	48,454

(1)	The amounts shown in this column represent the grant date fair value of each option award as determined in accordance with FAS 123R.

(2)
Granted under the 2006 Stock Option Plan. The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next three years. The options are subject to Mr. Parslow’s and Mr. Alam’s continued employment and terminate seven years after the grant date. All options were granted at the fair market value on the date of grant as determined pursuant to the terms of the 2006 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Richard Domaleski	—	—	—	—	—

Philip Adams	10/01/03	85,000	—	$0.25	10/1/10

James Parslow	07/31/06 05/17/07 12/5/08	25,312 5,625 —	19,688(1) 9,375(1) 12,000(1)	$9.50 $13.40 $2.00	7/31/13 5/17/14 12/5/15

Eric Alam	5/17/07 12/5/08	22,500 —	37,500(1) 40,000(1)	$13.40 $2.00	5/17/14 12/5/15

(1)	The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next 3 years.

Option Exercises and Stock Vested

None of the named executive officers exercised his stock options in 2008 and none of the named executive officers had any restricted stock and restricted stock units that vested during 2008.

Compensation Committee Interlocks and Insider Participation

During 2008, none of the directors who served as members of the Compensation Committee was an executive officer or employee of the Company during the time that he served on the Compensation Committee.

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2009 Annual Meeting of Stockholders.

The Compensation Committee
Thad Wolfe, Chairman
Edward Libbey
John Wellard

Audit Committee Report

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2008 with our management.  The Audit Committee also reviewed and discussed our audited consolidated financial statements and the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380) with UHY LLP, our independent registered public accounting firm. The Audit Committee received from UHY LLP the written disclosures and letter from UHY LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding UHY LLP’s communications with the Audit Committee concerning independence and discussed with UHY LLP the matters disclosed in this letter and their independence.   The Audit Committee also considered whether UHY LLP’s provision of other, non-audit related services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee
John Wellard, Chairman
Thad Wolfe
Edward Libbey

Policies and Procedures for Related Person Transactions

Any transaction, arrangement or relationship in which World Energy is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest is subject to review and approval by the Audit Committee of our Board.

Such review and approval will, whenever practicable, occur prior to entry into the transaction.  A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction.  The committee may approve or ratify a transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of World Energy.  The committee may impose any conditions on the related person transaction that it deems appropriate.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2008, concerning securities authorized for issuance under all of our equity compensation plans:
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(3)	(c) Number of securities remaining available for future issuance (excluding securities in Column (a))
Equity compensation plans approved by security holders	626,455(1)	$ 5.08	401,391
Equity compensation plans not approved by security holders	115,000(2)	9.20	—
Total	741,455	$ 5.72	401,391(4)(5)

(1)  Represents shares of common stock issuable on exercise of options under the following equity compensation plans: 2003 Stock Incentive Plan and the 2006 Stock Incentive Plan.  358,230 shares of common stock (approximately 4.2% of the total issued and outstanding common stock) relate to options under the 2003 Stock Incentive Plan.  268,225 shares of common stock (approximately 3.2% of the total issued and outstanding common stock) relate to options under the 2006 Stock Incentive Plan.

(2)  Consists of warrants to purchase 115,000 shares of our common stock issued to underwriters in connection with our initial public offering of common stock.

(3)  This column reflects the weighted average exercise price of outstanding options and compensatory warrants.

(4)  There are currently no shares available for grant under the 2003 Stock Incentive Plan.

(5)  Our 2006 Stock Incentive Plan also provides for the issuance of restricted stock and other stock-based awards.

As of April 1, 2009, there were stock options issued and outstanding to purchase 357,231 and 282,800 shares of common stock under the 2003 and 2006 Stock Incentive Plans, respectively, and unvested restricted stock grants representing 79,014 shares of common stock under the 2006 Stock Incentive Plan.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although Delaware law does not require that the selection by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the selection of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee and the Board recommend that the stockholders ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for 2009. If the stockholders do not ratify the selection of UHY, the Audit Committee will reconsider its selection.

We expect that representatives of UHY will be present at the annual meeting.  They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

During 2008, UHY provided various audit, audit-related and tax services to us.  The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by UHY in order to assure that the provision of such services does not impair UHY’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from UHY.

The aggregate fees incurred for professional services by UHY in 2007 and 2008 for audit, audit-related, tax and non-audit services were:

Type of Fees	2007	2008

Audit Fees:	$342,749	$209,935
Audit-Related Fees:	31,950	8,500
Tax Fees:	27,000	22,800
All Other Fees:	—	—
Total:	$401,699	$241,235

Audit fees include fees we paid UHY for professional services for the audit of our annual financial statements and audit of the effectiveness of our internal controls over financial reporting included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents.  Audit fees for 2007 include all costs associated with our acquisition of EnergyGateway LLC, including audited financial statements for regulatory requirements.  Audit related fees include services rendered for accounting and tax consultation. Tax fees include fees for tax compliance and tax advice. There were no other professional services rendered by UHY in 2007 or 2008.

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm.  Through and as of March 3, 2009 UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services.  UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY.  UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

The Audit Committee and the Board of Directors recommend that stockholders vote “FOR” the ratification of the selection of UHY LLP as our independent registered public accounting firm for 2009.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number:  World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608, Attention: Carolyn Oldenburg, General Counsel, (508) 459-8100.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held on May 21, 2009

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders.  For this proxy statement, the Company has chosen to follow the SEC’s full set delivery option and we are mailing a full set of our proxy materials to the Company’s shareholders. As required by the new rules, we also are posting this Proxy Statement and our Annual Report on Form 10-K online. The Proxy materials are available at www.edocumentview.com/xwe.  Meeting directions are available by calling our corporate headquarters at (508) 459-8100.

STOCKHOLDER PROPOSALS

In order for any stockholder proposal to be included in the proxy statement for our 2010 Annual Meeting of Stockholders, such proposal must be received at our principal executive offices, 446 Main Street, Worcester, MA 01608, Attention: James Parslow, Secretary, not later than December 20, 2009 and must satisfy certain rules of the SEC.

Nominations and proposals of stockholders (other than proposals made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934) may also be submitted to us for consideration at the 2010 Annual Meeting if certain conditions set forth in our bylaws are satisfied.  Such nominations (and other stockholder proposals) must be received in writing by us not less than 90 days nor more than 120 days prior to the first anniversary of the 2009 Annual Meeting, which dates will be February 20, 2010 and January 21, 2010, respectively. If the date of the 2010 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2009 Annual Meeting, nominations or other proposals must be received not earlier than the 120th day prior to the 2010 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting and the 10th day following the day on which notice of the 2010 Annual Meeting was mailed or public disclosure of the date of 2010 Annual Meeting was made, whichever occurs first.  To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by our bylaws to the attention of our Secretary at the address provided above.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

A.  Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold
01 - Richard Domaleski	☐	☐

2. Ratification of the appointment of UHY LLP as the independent registered public accounting firm for the Company for the current fiscal year.	For ☐	Against ☐	Abstain ☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

Proxy — World Energy Solutions, Inc.
For the Annual Meeting of the Stockholders of World Energy Solutions, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Philip Adams and Jacqueline Merl, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of World Energy Solutions, Inc. (the “Company”) to be held at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 on May 21, 2009, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted “FOR” the director nominee and proposal 2.

(Continued and to be signed on the reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

A.  Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold
01 - Richard Domaleski	☐	☐

2. Ratification of the appointment of UHY LLP as the independent registered public accounting firm for the Company for the current fiscal year.	For ☐	Against ☐	Abstain ☐

B. Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

Proxy — World Energy Solutions, Inc.
For the Annual Meeting of the Stockholders of World Energy Solutions, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Philip Adams and Jacqueline Merl, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of World Energy Solutions, Inc. (the “Company”) to be held at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 on May 21, 2009, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted “FOR” the director nominee and proposal 2.

(Continued and to be signed on the reverse side)